Saxon Asset Securities Trust (SAST) 2004-3 - Price/Yield - M2
	Terwin

Balance	$27,900,000.00	Delay	0
		Dated	10/27/2004
Settle	10/27/2004	First Payment	11/25/2004

WAL	14.63	8.28	5.37
Principal Writedown	1,664.55 (0.01%)	7,058.17 (0.03%)	4,750.94 (0.02%)
Total Collat Loss (Collat Maturity)	169,393,191.06 (18.82%)	133,773,812.93 (14.86%)	120,865,644.60 (13.43%)
Total Collat Liquidation (Collat Maturity)	337,239,904.03 (37.47%)	266,543,327.85 (29.62%)	240,869,061.31 (26.76%)

Prepay	50 PricingSpeed	100 PricingSpeed	150 PricingSpeed
Default	9.956 CDR	13.454 CDR	17.381 CDR
Loss Severity	50%	50%	50%
Servicer Advances	100%	100%	100%
LIBOR	Forward	Forward	Forward
Liquidation Lag	6	6	6
Triggers	Fail	Fail	Fail
Optional Redemption	Call (N)	Call (N)	Call (N)